Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-04197, 333-36726, 333-69377, 333-69393, 333-73241, 333-89699, 333-89703, 333-88288, 333-111940, 333-111941, 333-125364, and 333-125365) of DST Systems, Inc. of our report dated February 26, 2010 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers, LLP

Kansas City, Missouri

February 26, 2010